UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 1997

MetLife Texas Holdings, Inc.
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(Exact name of registrant as specified in its charter)

	Delaware	33-20104	13-3437648
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(State or Other Jurisdiction	(Commission	(IRS Employer
	of Incorporation)	File Number)	Identification No.)

	One Madison Avenue
	New York, New York	10010
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	(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code     (212)578-3437

Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

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Item 5.  Other Events

The Registrant expects to pay on December 31, 1997, the maturity date of its 9.41% Contingent Payment Notes, the entire outstanding principal amount of the Notes, together with interest thereon at 9.41% per annum for the period of 153 days from July 31, 1997 to December 31, 1997, and an additional amount of $2,093,392.32 that represents the final credit balance in the Accrual Account provided for in the Indenture dated as of July 27, 1988. A holder of a Note in the principal amount of exactly $1,000 should receive a payment of $1,205.88 ($1,000 + $39.44 + $166.44).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	METLIFE TEXAS HOLDINGS, INC.
	(Registrant)

	   By
		/s/	Myron O. Schlanger

		----------------------------------
		Name  Myron O. Schlanger
Date  December 15, 1997		Title Vice-President and Controller
			(Chief Financial Officer)